                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Aaron Wasserman, Eugene
Drozdetski, Jessica Herlihy, Gladys Chang, Dean Caruvana, Charles Park and
Tricia Meyer of BlackRock, Inc., and Elliot Gluck and Bissie Bonner of Willkie
Farr & Gallagher LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code
("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5
and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of
1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each
BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr &
Gallagher LLP or BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

        IN WITNESS WHEREOF, the undersigned has executed this instrument as of
September 15, 2020.

                              By:     /s/ David William Clayton
                                      -------------------------
                              Print:  David William Clayton

                                    Annex A

                                  Equity Funds

1.   BlackRock Enhanced Capital and Income Fund, Inc.                 CII

2.   BlackRock Enhanced Equity Dividend Trust                         BDJ

3.   BlackRock Energy and Resources Trust                             BGR

4.   BlackRock Enhanced Global Dividend Trust                         BOE

5.   BlackRock Health Sciences Trust                                  BME

6.   BlackRock Health Sciences Trust II                               BMEZ

7.   BlackRock Enhanced International Dividend Trust                  BGY

8.   BlackRock Resources & Commodities Strategy Trust                 BCX

9.   BlackRock Science and Technology Trust                           BST

10.  BlackRock Science and Technology Trust II                        BSTZ

11.  BlackRock Utilities, Infrastructure & Power Opportunities Trust  BUI

                         Tax-Exempt Fixed Income Funds

12.  BlackRock California Municipal Income Trust                      BFZ

13.  BlackRock Municipal Income Investment Quality Trust              BAF

14.  BlackRock Florida Municipal 2020 Term Trust                      BFO

15.  BlackRock Municipal Income Investment Trust                      BBF

16.  BlackRock Municipal Income Quality Trust                         BYM

17.  BlackRock Investment Quality Municipal Trust, Inc.               BKN

18.  BlackRock Long-Term Municipal Advantage Trust                    BTA

19.  BlackRock Maryland Municipal Bond Trust                          BZM

20.  BlackRock Massachusetts Tax-Exempt Trust                         MHE

21.  BlackRock Muni Intermediate Duration Fund, Inc.                  MUI

22.  BlackRock Muni New York Intermediate Duration Fund, Inc.         MNE

23.  BlackRock MuniAssets Fund, Inc.                                  MUA

24.  BlackRock Municipal 2020 Term Trust                              BKK

25.  BlackRock Municipal Bond Trust                                   BBK

26.  BlackRock Municipal Income Trust                                 BFK

27.  BlackRock Municipal Income Trust II                              BLE

28.  BlackRock MuniEnhanced Fund, Inc.                                MEN

29.  BlackRock MuniHoldings California Quality Fund, Inc.             MUC

30.  BlackRock MuniHoldings Investment Quality Fund                   MFL

31.  BlackRock MuniHoldings Fund II, Inc.                             MUH

32.  BlackRock MuniHoldings Fund, Inc.                                MHD

33.  BlackRock MuniHoldings Quality Fund II, Inc.                     MUE

34.  BlackRock MuniHoldings Quality Fund, Inc.                        MUS

35.  BlackRock MuniHoldings New Jersey Quality Fund, Inc.             MUJ

36.  BlackRock MuniHoldings New York Quality Fund, Inc.               MHN

37.  BlackRock MuniVest Fund II, Inc.                                 MVT

38.  BlackRock MuniVest Fund, Inc.                                    MVF

39.  BlackRock MuniYield Arizona Fund, Inc.                           MZA

40.  BlackRock MuniYield California Fund, Inc.                        MYC

41.  BlackRock MuniYield California Quality Fund, Inc.                MCA

42.  BlackRock MuniYield Investment Fund                              MYF

43.  BlackRock MuniYield Investment Quality Fund                      MFT

44.  BlackRock MuniYield Fund, Inc.                                   MYD

45.  BlackRock MuniYield Quality Fund III, Inc.                       MYI

46.  BlackRock MuniYield Michigan Quality Fund, Inc.                  MIY

47.  BlackRock MuniYield New Jersey Fund, Inc.                        MYJ

48.  BlackRock MuniYield New York Quality Fund, Inc.                  MYN

49.  BlackRock MuniYield Pennsylvania Quality Fund                    MPA

50.  BlackRock MuniYield Quality Fund II, Inc.                        MQT

51.  BlackRock MuniYield Quality Fund, Inc.                           MQY

52.  BlackRock New York Municipal Income Quality Trust                BSE

53.  BlackRock New York Municipal Bond Trust                          BQH

54.  BlackRock New York Municipal Income Trust                        BNY

55.  BlackRock New York Municipal Income Trust II                     BFY

56.  The BlackRock Strategic Municipal Trust                          BSD

57.  BlackRock Virginia Municipal Bond Trust                          BHV

58.  BlackRock Taxable Municipal Bond Trust                           BBN

59.  BlackRock Municipal 2030 Target Term Trust                       BTT

                           Taxable Fixed Income Funds

60.  BlackRock Debt Strategies Fund, Inc.                             DSU

61.  BlackRock Floating Rate Income Strategies Fund, Inc.             FRA

62.  Blackrock Core Bond Trust                                        BHK

63.  BlackRock Floating Rate Income Trust                             BGT

64.  BlackRock Income Trust, Inc.                                     BKT

65.  BlackRock Limited Duration Income Trust                          BLW

66.  BlackRock Credit Allocation Income Trust                         BTZ

67.  BlackRock Corporate High Yield Fund, Inc.                        HYT

68.  BlackRock Enhanced Government Fund, Inc.                         EGF

69.  BlackRock Multi-Sector Income Trust                              BIT

70.  BlackRock 2022 Global Income Opportunity Trust                   BGIO

                               Alternative Funds

71.  BlackRock Multi-Sector Opportunities Trust                       -

72.  BlackRock Multi-Sector Opportunities Trust II                    -

73.  BlackRock Credit Strategies Fund                                 -